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                                                                    EXHIBIT 99.1

(AMERICAN HOMEPATIENT LOGO)                                         NEWS RELEASE
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Contacts:     Joseph F. Furlong         or            Marilyn O'Hara
              President and CEO                       Executive VP and CFO
              (615) 221-8884                          (615) 221-8884
                                                      PRIMARY CONTACT


FOR IMMEDIATE RELEASE


                 COURT PERMITS AMERICAN HOMEPATIENT'S REJECTION
                           OF WARRANTS HELD BY LENDERS
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BRENTWOOD, Tenn. (December 15, 2003) - American HomePatient, Inc. (OTC: AHOM)
today announced that the U.S. Bankruptcy Court for the Middle District of Tennessee issued an opinion ruling in favor of the Company's request to reject the warrants held by the Company's lenders to purchase 3,265,315 shares of the Company's common stock for $.01 per share. As a result of the ruling, the warrants, which represented approximately 20% of the Company's outstanding common stock, are terminated. The lenders now are entitled to an additional unsecured claim of approximately $846,000, which is the judicially determined value of the warrants as of July 30, 2002, the date immediately prior to the Company's bankruptcy filing.

As announced previously, the Company was required to issue warrants to the lenders representing 19.999% of the common stock of the Company issued and outstanding as of March 31, 2001, pursuant to the terms of an April 1999 amendment to its then existing credit facility. To fulfill these obligations, warrants to purchase 3,265,315 shares of common stock were issued to the lenders on June 8, 2001. On July 11, 2003, the Company filed a motion with the Bankruptcy Court seeking approval to reject these warrants as executory contracts. Several warrant holders objected to this motion, and a hearing on the matter was held in the Bankruptcy Court on November 20-21, 2003.

American HomePatient, Inc. is one of the nation's largest home health care providers with 288 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market




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or, on application by broker-dealers, in the NASD's Electronic Bulletin
Board under the symbol AHOM.



Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the appeal of the confirmed plan from the Company's Chapter 11 proceedings, as well as the operation of the Company following such proceedings. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.